Exhibit 3.6

SECOND AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

of the

PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS

of the

SERIES A CONVERTIBLE PREFERRED STOCK

and

SERIES B CONVERTIBLE PREFERRED STOCK

of

SECURITY WITH ADVANCED TECHNOLOGY, INC.

SECURITY WITH ADVANCED TECHNOLOGY, INC. (the “Corporation”), a corporation organized and existing under the Colorado Business Corporation Act (the “CBCA”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Articles of Incorporation and pursuant to the provisions of the CBCA, the Board adopted the following resolution providing for the authorization of 4,175,000 shares of the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 825,000 shares of the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes the Series A Preferred Stock and Series B Preferred Stock of the Corporation, authorizes 4,175,000 shares of Series A Preferred Stock, authorizes 825,000 shares of Series B Preferred Stock and determines the designation, preferences, rights, qualifications, limitations and privileges of Series A Preferred Stock and Series B Preferred Stock of the Corporation as set forth below. This Second Amended and Restated Certificate of Designation amends, restates, supersedes and replaces in its entirety the Amended and Restated Certificate of Designation of the Corporation dated December 17, 2007.

1. Voting Rights. Except as otherwise required by law, neither the Series A Preferred Stock nor the Series B Preferred Stock shall possess any voting rights.

2. Liquidation Rights. The Series A Preferred Stock shall rank pari passu with the Series B Preferred Stock and neither the Series A Preferred Stock nor the Series B Preferred Stock shall have any liquidation preference over the Company’s common stock (the “Common Stock”). Accordingly, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, the holders (each, a “Holder” and collectively, the “Holders”) of the Series A Preferred Stock and the Series B Preferred Stock shall share ratably with the holders of the Common Stock, on as-converted basis, in any distribution of the remaining assets and funds of the Corporation.

3. Conversion Rights of the Series A Preferred Stock. The Holders of Series A Preferred Stock shall have the following rights with respect to the conversion of Series A Preferred Stock:

(a) Conversion. Subject to and in compliance with the provisions of this Section 3, each share of Series A Preferred Stock may, at the option of the Holder thereof, be converted into one share of fully paid and nonassessable Common Stock. Notwithstanding the foregoing, Vision Opportunity Master Fund, Ltd. (“Vision”) shall not have the right to convert the Series A Preferred Stock, and the Corporation shall not effect the conversion of Series A Preferred Stock held by Vision, to the extent that after giving effect to such conversion Vision (together with its affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however, that upon Vision providing the Corporation with 61 days notice (the “Waiver Notice”) that Vision would like to waive this restriction with regard to any or all securities issuable upon conversion of the Series A Preferred Stock, this restriction will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the Waiver Notice. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by Vision and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unconverted portion of the Series A Preferred Stock and the Series B Preferred Stock beneficially owned by Vision and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by Vision and its affiliates that are not by their terms immediately exercisable. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Certificate of Designation, in determining the number of outstanding shares of Common Stock, Vision may rely on the number of outstanding shares of Common Stock as reflected in (I) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (II) a more recent public announcement by the Corporation or (III) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of Vision, the Corporation shall within one business day confirm orally and in writing to Vision the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by Vision and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(b) Conversion Rate. The conversion rate for the Series A Preferred Stock (the “Series A Conversion Rate”) shall be adjusted from time to time in accordance with this Section 3(b). For purposes of determining the adjusted Series A Conversion Rate, the following shall be applicable, and all references herein to the Series A Conversion Rate shall mean the Series A Conversion Rate as so adjusted:

(i) Adjustment for Stock Splits and Combinations. If, at any time or from time to time after the filing of this Certificate of Designation with the Colorado Secretary of State (the “Original Series A Filing Date”), the Corporation effects a subdivision of the outstanding Common Stock, the Series A Conversion Rate in effect immediately before that subdivision shall be ratably adjusted in proportion to the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the number of shares of Common Stock outstanding immediately after such event. Conversely, if the Corporation shall at any time or from time to time after the Original Series A Filing Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Rate in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Common Stock Dividends and Distributions. If, at any time or from time to time after the Original Series A Filing Date, the Corporation makes a dividend or other distribution payable in additional shares of Common Stock without any payment therefor, in each such event the Series A Conversion Rate then in effect shall be ratably adjusted in proportion to the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the number of shares of Common Stock outstanding immediately after such event.

(iii) Adjustments for Other Dividends and Distributions. If, at any time or from time to time after the Original Series A Filing Date, the Corporation makes a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that the Holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holders of the Series A Preferred Stock or with respect to such other securities by their terms.

(iv) Adjustment for Reclassification Exchange and Substitution. If, at any time or from time to time after the Original Series A Filing Date, the Common Stock issuable upon conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 3), in any such event each Holder of Series A Preferred Stock shall have the right thereafter, subject to the terms of Section 3(a), to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change (without giving effect to Section 3(a) hereof), all subject to further adjustments as provided in this Section 3 or with respect to such other securities or property by the terms thereof.

(v) Reorganizations, Mergers or Consolidations. If, at any time or from time to time after the Original Series A Filing Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as a part of such transaction, provision shall be made so that the Holders of the Series A Preferred Stock shall be entitled thereafter to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or any successor or acquiring corporation to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holders of Series A Preferred Stock after such transaction to the end that the provisions of this Section 3 (including adjustment of the Series A Conversion Rate then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, if any, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(d) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Rate or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions of this Section 3, prepare a certificate showing such adjustment or readjustment and furnish such certificate to each registered Holder of Series A Preferred Stock. Such certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (B) the Series A Conversion Rate in effect before and after such adjustment, (C) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold and (D) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

(e) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any sale of all or substantially all the assets of the Corporation (an “Asset Transfer”) or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation or (iii) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than 50% of the voting rights or equity interests in the Corporation, whether in one transaction or in a series of related transactions (an “Acquisition”), in each case the Corporation shall furnish to each Holder of Series A Preferred Stock at least 20 days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(f) Mechanics of Conversion. Each Holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 3 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock and shall give written notice to the Corporation at such office that such Holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall, within three business days, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a Holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of any fractional share, in lieu of issuing any fractional share, the Corporation shall round the number of shares of Common Stock to be issued to the nearest whole number.

4. Conversion Rights of the Series B Preferred Stock. The Holders of Series B Preferred Stock shall have the following rights with respect to the conversion of Series B Preferred Stock:

(a) Conversion. Subject to and in compliance with the provisions of this Section 4, upon the later to occur of (i) six months following the Closing Date (as defined below) and (ii) the date on which the shareholders of the Corporation approve the conversion of the Series B Preferred Stock to Common Stock, each share of Series B Preferred Stock may, at the option of the Holder thereof, be converted into ten shares of fully paid and nonassessable Common Stock. Notwithstanding the foregoing, the shares of Series B Preferred Stock held by Vision shall not convert to Common Stock, and the Corporation shall not effect the conversion of Series B Preferred Stock held by Vision to Common Stock, to the extent that after giving effect to such conversion Vision (together with its affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however, that upon Vision providing the Corporation with a Waiver Notice that Vision would like to waive this restriction with regard to any or all securities issuable upon conversion of the Series B Preferred Stock, this restriction will be of no force or effect with regard to all or a portion of the Series B Preferred Stock referenced in the Waiver Notice. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by Vision and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unconverted portion of the Series A Preferred Stock and the Series B Preferred Stock beneficially owned by Vision and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by Vision and its affiliates that are not by their terms immediately exercisable. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Certificate of Designation, in determining the number of outstanding shares of Common Stock, Vision may rely on the number of outstanding shares of Common Stock as reflected in (I) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (II) a more recent public announcement by the Corporation or (III) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of Vision, the Corporation shall within one business day confirm orally and in writing to Vision the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by Vision and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(b) Conversion Rate. The conversion rate for the Series B Preferred Stock (the “Series B Conversion Rate”) shall be adjusted from time to time in accordance with this Section 4(b). For purposes of determining the adjusted Series B Conversion Rate, the following shall be applicable, and all references herein to the Series B Conversion Rate shall mean the Series B Conversion Rate as so adjusted:

(i) Adjustment for Stock Splits and Combinations. If, at any time or from time to time after December 31, 2007 (the “Closing Date”), the Corporation effects a subdivision of the outstanding Common Stock, the Series B Conversion Rate in effect immediately before that subdivision shall be ratably adjusted in proportion to the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the number of shares of Common Stock outstanding immediately after such event. Conversely, if the Corporation shall at any time or from time to time after the Closing Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Rate in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Common Stock Dividends and Distributions. If, at any time or from time to time after the Closing Date, the Corporation makes a dividend or other distribution payable in additional shares of Common Stock without any payment therefor, in each such event the Series B Conversion Rate then in effect shall be ratably adjusted in proportion to the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the number of shares of Common Stock outstanding immediately after such event.

(iii) Adjustments for Other Dividends and Distributions. If, at any time or from time to time after the Closing Date, the Corporation makes a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that the Holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the Holders of the Series B Preferred Stock or with respect to such other securities by their terms.

(iv) Adjustment for Reclassification Exchange and Substitution. If, at any time or from time to time after the Closing Date, the Common Stock issuable upon conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 4), in any such event each Holder of Series B Preferred Stock shall have the right thereafter, subject to the terms of Section 4(a), to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change (without giving effect to Section 4(a) hereof), all subject to further adjustments as provided in this Section 4 or with respect to such other securities or property by the terms thereof.

(v) Reorganizations, Mergers or Consolidations. If, at any time or from time to time after the Closing Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such transaction, provision shall be made so that the Holders of the Series B Preferred Stock shall be entitled thereafter to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or any successor or acquiring corporation to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holders of Series B Preferred Stock after such transaction to the end that the provisions of this Section 4 (including adjustment of the Series B Conversion Rate then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, if any, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(d) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series B Conversion Rate or the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions of this Section 4, prepare a certificate showing such adjustment or readjustment and furnish such certificate to each registered Holder of Series B Preferred Stock. Such certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (B) the Series B Conversion Rate in effect before and after such adjustment, (C) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold and (D) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Preferred Stock.

(e) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any sale of all or substantially all the assets of the Corporation (an “Asset Transfer”) or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation or (iii) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than 50% of the voting rights or equity interests in the Corporation, whether in one transaction or in a series of related transactions (an “Acquisition”), in each case the Corporation shall furnish to each Holder of Series B Preferred Stock at least 20 days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(f) Mechanics of Conversion. Each Holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred Stock and shall give written notice to the Corporation at such office that such Holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred Stock being converted. Thereupon, the Corporation shall, within three business days, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series B Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a Holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of any fractional share, in lieu of issuing any fractional share, the Corporation shall round the number of shares of Common Stock to be issued to the nearest whole number.

5. Redemption. In the event the shareholders of the Corporation have not approved the conversion of the Series B Preferred Stock to Common Stock on or before the first anniversary of the Closing Date, at any time thereafter upon written notice to the Corporation each holder of Series B Preferred Stock shall have the right, at such holder’s option, to require the Corporation to redeem all or a portion of such holder’s shares of Series B Preferred Stock in cash at a price per share of Series B Preferred Stock equal to $5.00 (subject to adjustment pursuant to the provisions of Section 4(b)) plus simple interest on such price per share at the rate of 6% per annum. Such redemption shall be consummated by the Corporation, to the extent not prohibited by applicable law, within 15 days of the Corporation’s receipt of written notice from a holder of Series B Preferred Stock.

6. Transferability. The Series A Preferred Stock and the Series B Preferred Stock and any shares of Common Stock issued upon conversion thereof, may only be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”) in accordance with state and federal securities laws. The Corporation shall keep at its principal office a register of the Series A Preferred Stock and Series B Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock or Series B Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

7. Amendment and Waiver. This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock or the Series B Preferred Stock so as to affect them materially and adversely without the affirmative vote of Holders of more than 50% of the outstanding Series A Preferred Stock or more than 50% of the outstanding Series B Preferred Stock, respectively (“Required Holders”). Any amendment, modification or waiver of any of the terms or provisions of the Series A Preferred Stock or the Series B Preferred Stock by the Required Holders, whether prospectively or retroactively effective, shall be binding upon all Holders of the Series A Preferred Stock and the Series B Preferred Stock (as applicable).

8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock or Series B Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation, at its expense, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

9. Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to the Corporation shall be addressed to the Corporation’s President at the Corporation’s principal place of business on file with the Secretary of State of the State of Colorado. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by Jeffrey McGonegal, an Executive Officer of the Corporation, this 16th day of January, 2008.

By:	/s/ Jeffrey McGonegal
Name:	Jeffrey McGonegal
Title:	Chief Financial Officer

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